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                                                                      EXHIBIT 5


                  [Letterhead of Leagre Chandler & Millard LLP]

June 3, 1999

Anacomp, Inc.
12365 Crosthwaite Circle
Poway, California 92064

         Re: Form S-8 Registration Statement of Anacomp, Inc. Amended and Restated 1996 Long-Term Incentive Plan

Ladies and Gentlemen:

         We have acted as counsel for Anacomp, Inc., an Indiana corporation (the "Company"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 1,000,000 shares of the Company's common stock, $0.01 par value ("Common Stock") that may be offered and sold pursuant to the grant and exercise of awards under the Anacomp, Inc. Amended and Restated 1996 Long-Term Incentive Plan (the "Plan"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

         Based upon the foregoing, it is our opinion that the 1,000,000 shares of Common Stock covered by the Registration Statement and issued or to be sold or issued upon the grant or exercise of awards pursuant to the Plan, are, and when issued in accordance with the terms and conditions of the Plan will be, legally and validly issued, fully paid and nonassessable.

         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.



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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                         Very truly yours,


                                         /s/ Leagre Chandler & Millard LLP